Exhibit 99.1

FOR RELEASE:  IMMEDIATELY



            PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA ANNOUNCES
                            2006 ANNUAL MEETING
            --------------------------------------------------

     Philadelphia, Pennsylvania (October 20, 2005) -- Prudential Bancorp, Inc. of Pennsylvania (the "Company") (Nasdaq:PBIP), the "mid-tier" holding company for Prudential Savings Bank, announced today that the Company's Board of Directors has set the dates and agenda for the 2006 Annual Meeting of Shareholders. The date of the Annual Meeting will be February 3, 2006 and record date for shareholders entitled to vote at the meeting will be December 16, 2005. At the Annual Meeting, shareholders will be asked to vote on the election of directors and the proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ended September 30, 2006.

     Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." We undertake no obligation to update any forward-looking statements.

Contacts:

Thomas A. Vento, President and Chief Executive Officer, Prudential Bancorp, Inc. of Pennsylvania and Prudential Savings Bank, 215-755-1500.

Joseph R. Corrato, Executive Vice President and Chief Financial Officer, Prudential Bancorp, Inc. of Pennsylvania and Prudential Savings Bank, 215-755-1500.